UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549
_______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) February 15, 2017
_______________________
MERITAGE HOMES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Maryland	1-9977	86-0611231
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8800 E. Raintree Drive, Suite 300, Scottsdale, Arizona 85260
(Address of Principal Executive Offices) (Zip Code)

(480) 515-8100
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
   ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
   ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
   ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
   ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03    AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On February 15, 2017, the Board of Directors Meritage Home Corporation (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (as amended, the “Amended and Restated Bylaws”), effective immediately, to implement what is commonly referred to as “proxy access”, among other conforming and clarifying amendments.

As amended, Article I, Section 14 of the Amended and Restated Bylaws generally permits an eligible shareholder, or a group of up to 20 shareholders, that has continuously owned at least three percent of the Company’s outstanding shares of common stock for three years to include in the Company’s proxy materials director nominations of up to 20% (rounded to the nearest whole number) of the number of Directors currently serving on the Company’s Board, subject to the terms and conditions specified in the Amended and Restated Bylaws, provided, however, notwithstanding this limit the Company shall not be required to include more stockholder nominees than 20% (rounded to the nearest whole number) of the number of directors constituting the class up for election at any annual meeting.

This description of the amendments to the Company’s Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)    Exhibits

3.1	Amended and Restated Bylaws of Meritage Home Corporation

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 15, 2017

MERITAGE HOMES CORPORATION

/s/	C. Timothy White
By:	C. Timothy White
Executive Vice President, General Counsel and Secretary